UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2018

FIRST INTERCONTINENTAL TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-199452	46-3289369
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18851 NE 29th Avenue, Suite 700, Aventura, FL 33180

(Address of Principal Executive Offices)

800-304-2657

(Registrant's Telephone Number, Including Area Code)

 3001 North Rocky Point East, Suite 200, Tampa, FL 33607

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On January 31, 2018, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Vapor Group, Inc. (“VPOR”) under which the Company purchased certain assets (the “Acquired Assets”) of VPOR’s wholly-owned subsidiary, Simple Cork, Inc.

The consideration paid by the Company was based on an appraisal of the Acquired Assets prepared by George R. Levie, CPA, P.A. dated November 29, 2017, attached hereto, (the “Appraisal”), and included the assumption in full of the Assumed Liabilities as therein defined; a to-be-determined quantity of the Company’s common stock, which is to be registered on Form S-1 within ninety (90) days of Closing (the “Registration Statement”) wherein the shares will be distributed to the shareholders of common stock of VPOR after the Registration Statement becomes effective. The quantity of said registered shares to be issued will be based on the quantity of shares of common stock of VPOR held by each of its shareholders as of December 29, 2017 (the “Shareholder of Record Date”) and the Common Stock Exchange Ratio (as defined therein).

Prior to the closing of the Asset Purchase Agreement, which includes the French patent awarded in 2017 to VPOR and patents pending under applications assigned to, or originated by, VPOR in eight other countries including the United States, the Issuer on November 29, 2017 had obtained a copy of the Appraisal which uses the “relief-from-royalty method” of the estimated “fair value” of the intellectual property (“IP”) once in market. (The “Appraisal”) The valuation used in the Appraisal was performed in conformity with the “Statement of Standards for Valuation Services No. 1” of the American Institute of Certified Public Accountants (“AICPA”). The standard of value used was” fair value”, which per the Financial Accounting Standards Boards (“FASB”) is defined as “the price that would be received to sell as asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” AICPA also finds the definition of “fair market value” in Revenue Ruling 59-60 consistent with the definition of “fair value” as defined by FASB.

As of the date of the Appraisal, the intellectual property of Simple Cork, Inc. was estimated to have a “fair value” of $12,440,000 (U.S.) subject to the execution of its business plan including market introductions in multiple countries.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Under the terms of the Asset Purchase Agreement, the Company purchased substantially all of the assets of Simple Cork, Inc., including all intellectual property of Simple Cork, whether titled directly to it or to its parent, VPOR, including without limitation, all trademarks (filed or pending), copyrighted material, websites, website content, and the ten (10) patents either awarded and/or pending and any “continuation-in-part” patent applications that are, or may be in the future, derived thereof and filed for Simple Cork, as detailed on Exhibit A thereto.

The Asset Purchase Agreement contains customary terms and conditions for agreements of this type. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1. The description of the Asset Purchase Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits.

2.01	Asset Purchase Agreement dated January 31, 2018
2.02	Simple Cork Appraisal Report 11-29-17

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Intercontinental Technology, Inc.

By: /s/ Richard Davis

_ ____________________________

Richard Davis

Title: Interim CEO

Date: February 6, 2018

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